UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2009

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2009, pursuant to the terms of five Exchange Agreements, each dated as of April 23, 2009 (the "Exchange Agreements") between the Company and each of the participating investors party to the respective Exchange Agreements, respectively, the Company exchanged an aggregate of 1,245,354 shares of its common stock (collectively the "First Exchanges"), subject to adjustment as set forth below, for $5 million aggregate principal amount (after rounding) of the Company's 7.0% senior unsecured convertible notes due April 30, 2028 (the "Convertible Notes") with a potential second exchange with each investor for an additional $5 million aggregate principal amount of Convertible Notes (collectively the "Second Exchanges" and, with the First Exchanges, the "Current Exchanges") as described below. Under the terms of the Exchange Agreements, the number of shares that the Company initially issued in the First Exchange had a value equal to 58% of face amount of Convertible Notes based on a per share price of $2.32866. The price per share was calculated based on the simple average of the volume average weighted price (the "VWAP") of the Company's common stock for the ten (10) trading days prior to the closing date under the Exchange Agreements (the "First Closing Date"). Both participating and non-participating investors waived any anti-dilution and participation rights under the Convertible Notes with respect to shares of common stock issued in connection with the Current Exchanges.

In connection with the First Exchanges, the Company and the participating investors agreed to a true-up of the shares based on the Company's stock price during the twenty-five (25) day trading period (a "Trading Period") following the Closing Date. The Trading Period was divided into two consecutive smaller periods of ten (10) and fifteen (15) trading days (each, a "Pricing Period"). Within one (1) business day following the end of each Pricing Period (a "Delivery Date"), the Company agreed to deliver to the investors that number of additional shares of common stock such that the aggregate number of shares delivered on such Delivery Date, the preceding Delivery Dates (if any) during that Trading Period, and the First Closing Date is no less than (i) 58% of the face amount of Convertible Notes exchanged divided by (ii) the simple average of the VWAP for the number of trading days of such Pricing Period. If, after giving effect to the shares delivered on the final Delivery Date for the Trading Period for the First Exchanges, the aggregate number of shares of common stock delivered by the Company to the investors pursuant to the Exchange Agreements were to exceed (i) 60% of the face amount of Convertible Notes exchanged divided by (ii) the simple average of the VWAP of the Company's common stock for such Trading Period, then the investors agreed to surrender to the Company, within three (3) trading days after such final Delivery Date, that principal amount of Convertible Notes such that the aggregate number of shares delivered by the Company to the participating investors pursuant to the First Exchanges would equal (i) 60% of the face amount of Convertible Notes exchanged divided by (ii) the simple average of the VWAP of the Company's common stock for such twenty-five (25) trading day period.

Under the terms of the Exchange Agreements, the Company and the participating investors further agreed that, if the VWAP of the Company's common stock is at least $1.50 per share for both (i) the fifth trading day after the last day of the first Trading Period (the "Measurement Date") and (ii) the ten (10) trading days ending on the Measurement Date, then the Company and the participating investors would automatically exchange additional shares of common stock for another $5 million aggregate principal amount of the Convertible Notes in the Second Exchanges, subject to the same true-up adjustment (over consecutive Pricing Periods of ten and fifteen days) as applied to the First Exchanges for a second Trading Period scheduled to begin on the first trading day after the Measurement Date. The number of shares that the Company would issue in the Second Exchanges will have a value equal to 58% of the face amount of Convertible Notes based on a per share price equal to the simple average of the VWAP of the Company’s common stock for the ten (10) trading days ending on the Measurement Date.

Notwithstanding the foregoing, the aggregate number of shares delivered to investors under the terms of the Exchange Agreements for the Current Exchanges may not equal or exceed 20 percent of the Company's issued and outstanding shares of common stock on the date of the execution of the Exchange Agreement in accordance with NYSE Amex regulations, which restricts the Company from issuing a number of shares equal to 20% or more of its presently outstanding shares of common stock in these circumstances without stockholder approval. However, the Company has agreed to seek stockholder approval to exceed the 20 percent limitation.

Each participating investor has also agreed that it will not, on any trading day until the end of trading contemplated under the Exchange Agreements, sell shares of the Company's common stock that constitute more than 15% of the daily trading volume of the common stock on such trading day.

The Company received no cash proceeds as a result of the exchange of its Common Stock for such Convertible Notes and such Convertible Notes have been retired and cancelled. Immediately following the First Exchanges, the outstanding principal balance of the Convertible Notes was $95 million. If both of the Current Exchanges are completed as contemplated, the outstanding principal balance of the Convertible Notes is expected to be not greater than $90 million.

The Company may engage in additional exchanges in respect of its outstanding indebtedness if and as favorable opportunities arise but has no commitment to do so.

The issuance of the shares of Common Stock was made in exchange for the Convertible Notes pursuant to an exemption from the registration requirements provided by Section 3(a)(9) under the Securities Act of 1933, as amended (the "Securities Act").

The above description of the terms of the Exchange Agreements is a summary and is qualified in its entirety by the terms contained in the form of the Exchange Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

A press release regarding the transaction is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Exchange Agreement dated as of April 23, 2009 between the Company and each participating investor named therein

99.1 Press Release issued April 24, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

April 24, 2009	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Exchange Agreement dated as of April 23, 2009 among the Company and the investors named therein
99.1	Press Release issued April 24, 2009